UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2009

SUBURBAN PROPANE PARTNERS, L.P.
 (Exact name of registrant as specified in its charter)

Delaware	1-14222	22-3410353
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West, Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 887-5300

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Registrant hereby amends and supplements its Current Report on Form 8-K dated April 23, 2009, relating to the stepping down of Mark A. Alexander as Chief Executive Officer effective September 26, 2009, and the simultaneous assumption by Michael J. Dunn, Jr., its current President, of the additional responsibilities of Chief Executive Officer, to report that, at its meeting held on July 22, 2009, the Compensation Committee of the Registrant’s Board of Supervisors determined Mr. Dunn’s compensation in his new role. The Compensation Committee increased Mr. Dunn’s annual base salary from $425,000 to $475,000, commencing August 1, 2009.

At its meeting on July 22, the Compensation Committee also, effective August 1, 2009 (a) increased the annual base salary of Michael A. Stivala, Registrant’s Chief Financial Officer and Chief Accounting Officer, from $260,00 to $275,000 in recognition of certain increased responsibilities assumed by Mr. Stivala, and (b) increased the annual base salary of Michael M. Keating from $225,000 to $260,000, and increased his bonus percentage from 65% to 70%, in recognition of Mr. Keating’s promotion to Senior Vice President, Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

By:	/s/ PAUL ABEL

Name:	Paul Abel
Title:	Vice President, General Counsel & Secretary

Date: July 23, 2009